Exhibit 10.1

MULTIPLE ADVANCE PROMISSORY NOTE

$1,000,000 (the “Principal Amount”)	October 26, 2020

FOR VALUE RECEIVED, Rivulet Films, Inc., a Delaware corporation with an address of 1206 E Warner Rd, Suite 101-I, Gilbert, AZ 85296 (“Company”), promises to pay to Lawrence M. Silver, an individual with an address of 55 E. Erie St. #2505, Chicago IL, 60611, or his assignee, (“Lender”), the Principal Amount, or such lesser amount thereof as may be outstanding from time to time, under the terms and provisions as set forth below.

1.          Advances. Company may borrow under this promissory note (this “Note”) up to the Principal Amount on any Business Day (as defined below) upon providing Lender irrevocable written notice prior to 12:00 p.m. Arizona time two (2) Business Days prior to the borrowing date specifying the amount to be borrowed, and Lender shall advance the specified amount within two (2) Business Days following receipt of such notice. For clarity, until the Maturity Date (as defined below), funds that have been borrowed and repaid may be re-borrowed by providing such notice provided that the aggregate principal outstanding at any given time does not exceed the Principal Amount.

Lender is authorized to endorse the date and amount of each advance made hereunder and each payment of principal with respect thereto on Schedule A attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall be conclusive and binding on the undersigned, absent manifest error, or to the items so endorsed.

2.          Use of Proceeds. All amounts advanced hereunder shall be primarily used by Company to pay production costs associated with the movie production currently entitled “Please Baby Please.”

3.          Interest. Interest shall accrue on the unpaid principal balance at rate of ten percent (10%) per annum until the entire principal balance is paid in full. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed for each individual advance made.

4.          Payments. Company shall make payments under this Note as follows:

4.1       Maturity Date. The entire balance outstanding under this Note, including accrued interest, is due and payable on the date that is twelve months from the date shown above (the “Maturity Date”). All payments (including prepayments) made hereunder shall be made by Company, without setoff or counterclaim, in United States Dollars and in immediately available funds to Lender at the address set forth above.

4.2       Prepayments. Company may prepay all or any portion of this Note at any time without penalty.

4.3       Use of Other Funds. Any funds received by Company or its subsidiaries for the sole purpose of film financing, other than funds received under this Note, shall first be used to pay any amounts outstanding under this Note.

5.          Security. This Note is secured by (a) a first lien security interest on all of Company’s assets (including its equity interest in PBP Productions LLC, an Arizona limited liability company), pursuant to a Security Agreement to be executed by Company (b) a guaranty by Michael Witherill, (c) a guaranty by Aaron Klusman, and (d) a guaranty by Rivulet Media, Inc.

6.          Default. The existence or occurrence of any one or more of the following will constitute an “Event of Default” under this Note:

6.1       Non-Performance. Company’s failure to comply timely and fully with any of the terms or provisions of this Note, including, without limitation, the failure to pay all amounts due within ten (10) days after the due date.

6.2       Bankruptcy; Insolvency. Company being insolvent by being unable to pay debts when due or by having liabilities in excess of assets; or Company committing an act of bankruptcy, making a general assignment for the benefit of creditors, or the filing by or against Company of a voluntary or involuntary petition in bankruptcy or for the appointment of a receiver (and any involuntary petition is not dismissed within thirty (30) days from the filing thereof); or if there commences under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, proceedings affecting any significant part of Company’s property or for the composition, extension, arrangement, or adjustment of any of their respective obligations; or if a writ of attachment, execution, or any similar process is issued or levied against any significant part of Company’s property that is not released, stayed, bonded, or vacated within a reasonable time after its issue or levy.

7.           Representations and Warranties of Company. Company represents and warrants to Lender, which representations and warranties shall be deemed to be repeated or confirmed upon each request for an advance hereunder, that: (a) Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has full power, authority, and legal right to own its property and assets and to transact the business in which it is engaged; (b) Company has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Note, and has taken all necessary corporate and legal action to authorize the borrowing evidenced hereby on the terms and conditions of this Note, and to authorize the execution and delivery of this Note and the performance of its obligations hereunder; (c) this Note constitutes a legal, valid, and binding obligation of Company enforceable in accordance with its terms; (d) the execution, delivery, and performance of this Note, and the use of the proceeds of the borrowings evidenced hereby, will not violate any provision of any law or regulation or of any judgment, order, decree, determination, or award of any court, arbitrator, or government authority, or of the charter or bylaws or other corporate rules of Company or of any other loan or security agreement, lease, contract, or other agreement, instrument, or undertaking to which Company is a party or which purports to be binding upon it or any of its property or assets.

8.          Acceleration. In addition to all other rights and remedies at law and/or equity Lender may have if an Event of Default occurs, Lender may, at its option without further notice to Company, declare immediately due and payable the unpaid principal balance of this Note together with all other sums owed by Company under this Note.

9.          Notices. All notices that Company or Lender is required or permitted to give under this Note shall be delivered to the addresses of Company or Lender set forth in the opening paragraph.

10.        Severability. If any term or provision of this Note is, to any extent, determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Note will not be affected, and the invalid or enforceable term or provision will be reduced or otherwise modified by the court or authority only to the minimum extent necessary to make it valid and enforceable. If any term or provision cannot be reduced or modified to make it reasonable and permit its enforcement, it will be severed from this Note and the remaining terms will be interpreted in a way as to give maximum validity and enforceability to this Note. It is the intention of Company that, if any provision of this Note is capable of two constructions, one of which would render the provisions void and the other of which would render the provisions valid, then the provision will have the meaning that renders it valid.

11.          Time of the Essence. Time is of the essence of this Note. Whenever notice must be given, payment made, document delivered, or an act done under this Note on a day that is not a Business Day, the notice may be given, payment made, document delivered, or act done on the next following day that is a Business Day. “Business Day” means a day other than a Saturday, Sunday, or a day observed as a legal holiday by the United States government or the State of Arizona.

12.          Governing Law; Jurisdiction and Venue. This Note is to be governed by and interpreted in accordance with the laws of the State of Arizona. Any legal action or proceeding with respect to this Note or any document related hereto shall be brought in Maricopa County, Arizona in any court of competent jurisdiction, and, by execution and delivery of this Note, Company and Lender hereby accept the jurisdiction and venue of such courts.

13.         Successors and Assigns. This Note shall be binding upon and inure to the benefit of Company and Lender and their respective successors and permitted assigns. Company may not voluntarily or involuntarily transfer, convey, or assign this Note, or any of its duties or obligations hereunder, without Lender’s prior written consent, which may be withheld for any reason, or for no reason at all. As used herein, the term “Lender” means and includes the successors and permitted assigns of Lender.

14.         Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of Company, which is absolute and unconditional, to pay the principal amount and accrued interest of this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct debt obligation of Company.

15.         Attorneys’ Fees and Costs. Each party shall bear its own expenses in connection with the issuance of this Note; provided, however, that if any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to its reasonable attorneys’ fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

16.          No Waiver by Lender. No delay or failure of Lender in exercising any right hereunder shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.

17.          Further Assurances. Company agrees to execute and deliver such further documents and to do such other acts and things as Lender may reasonably request in order further to effect the purposes of this Note and the due performance by Company of its obligations hereunder.

COMPANY
Rivulet Films, Inc.,
a Delaware corporation

By:	/s/ Michael Witherill
Michael Witherill, CEO

LENDER
/s/ Lawrence Silver
Lawrence M. Silver

Schedule A

Advances Make Under Multiple Advance Promissory Note

Date	Amount of Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation Made By

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